Exhibit 99.1

767 Fifth Avenue New York, NY 10153	News Contact: Investor Relations: Rainey Mancini rmancini@estee.com Media Relations: Brendan Riley briley@estee.com

The Estée Lauder Companies’ Statement on Potential Transaction with Puig

New York, NY — March 23, 2026 — The Estée Lauder Companies Inc. (NYSE: EL) confirms that it is in discussions regarding a potential business combination with Puig, in which the two companies would potentially merge their businesses. No final decision has been made, and no agreement has been reached. Unless and until an agreement is signed between the companies, there can be no assurances regarding the deal or its terms.

###

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding a potential transaction and the anticipated timing, terms, and completion of any such transaction.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the possibility that no agreement will be reached, that required regulatory approvals may not be obtained, or that other conditions to a potential transaction may not be satisfied.

There can be no assurance that any transaction will be consummated or, if consummated, as to its timing or terms. The Estée Lauder Companies undertakes no obligation to update any forward-looking statements, except as required by law.

About The Estée Lauder Companies Inc.
The Estée Lauder Companies Inc. is one of the world’s leading manufacturers, marketers, and sellers of quality skin care, makeup, fragrance, and hair care products, and is a steward of luxury and prestige brands globally. The company’s products are sold in approximately 150 countries and territories under brand names including: Estée Lauder, Aramis, Clinique, Lab Series, Origins, M·A·C, La Mer, Bobbi Brown Cosmetics, Aveda, Jo Malone London, Bumble and bumble, Darphin Paris, TOM FORD, Smashbox, AERIN Beauty, Le Labo, Editions de Parfums Frédéric Malle, GLAMGLOW, KILIAN PARIS, Too Faced, Dr.Jart+, the DECIEM family of brands, including The Ordinary and NIOD, and BALMAIN Beauty.

###
1